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                        INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in the Registration Statement on Form S-8 of IWL Communications, Inc. of our report dated September 9, 1997, relating to the consolidated balance sheets of IWL Communications, Inc. and Subsidiaries as of June 30, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1997 which report appears in the Form 10-K filed with the Securities and Exchange Commission on September 29, 1997.

                                            KPMG PEAT MARWICK LLP

Houston, Texas
September 29, 1997